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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------


                                    FORM 8-K


                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): April 16, 2001

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                         TEXAS EASTERN TRANSMISSION, LP
             (Exact name of registrant as specified in its charter)


            Delaware                      1-4456              72-0378240
 (State or Other Jurisdiction of       (Commission          (IRS Employer
         Incorporation)                 File Number)       Identification No.)

         5400 Westheimer Court
             P.O. Box 1642                                      77251-1642
            Houston, Texas                                      (Zip Code)
(Address of Principal Executive Offices)



       Registrant's telephone number, including area code: (713) 627-5400

                     TEXAS EASTERN TRANSMISSION CORPORATION
          (Former name or former address, if changed since last report)

                                 ---------------

Item 5.           Other Events

                  On April 16, 2001, Texas Eastern Transmission Corporation, a Delaware corporation (the "Corporation") and a wholly owned subsidiary of Duke Energy Corporation (NYSE: DUK), changed its form of organization from a corporation to a limited partnership. The change in form of organization was effected by conversion pursuant to Section 266 of the General Corporation Law of the State of Delaware and Section 17-217 of the Delaware Revised Uniform Limited Partnership Act. Pursuant to the conversion, all rights and liabilities of the Corporation vested in Texas Eastern Transmission, LP, a Delaware limited partnership (the "Company").

                  As a result of the conversion, the 8 1/4% Notes due 2004, which are listed on the New York Stock Exchange, were vested in the Company and have been deemed registered under Section 12(b) of the Securities Exchange Act of 1934, as amended, by operation of paragraph (a) of Rule 12g-3 thereunder.

Item 7.           Financial Statements and Exhibits.

                  None.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                            TEXAS EASTERN TRANSMISSION, LP


                            By:  Duke Energy Gas Transmission Services, LLC,
                                    its General Partner



                                  By:
                                      -----------------------------------------
                                       Name: Alan N. Harris
                                       Title: Vice President


Date: April 16, 2001